Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brandywine Blue Fund, Inc.  hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of Brandywine Blue Fund, Inc. for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Brandywine Blue Fund, Inc.

/s/William F. D’ Alonzo William F. D’ Alonzo Chief Executive Officer Brandywine Blue Fund, Inc.
Dated: October 26, 2007

A signed original of this written statement required by Section 906 has been provided by Brandywine Blue Fund, Inc. and will be retained by Brandywine Blue Fund, Inc. and furnished to the SEC or its staff upon request.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brandywine Blue Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of Brandywine Blue Fund, Inc. for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Brandywine Blue Fund, Inc.

/s/Christopher G. Long Christopher G. Long Chief Financial Officer Brandywine Blue Fund, Inc.
Dated: October 26, 2007

A signed original of this written statement required by Section 906 has been provided by Brandywine Blue Fund, Inc. and will be retained by Brandywine Blue Fund, Inc. and furnished to the SEC or its staff upon request.